UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2008

Tejon Ranch Co.

(Exact name of registrant as specified in its charter)

Delaware	1-7183	77-0196136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1000, Lebec, California	93243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (661) 248-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2008, Tejon Ranch Co. (the “Company”) formally entered into a conservation and land use agreement (the “Agreement”). The Agreement was originally announced on May 8, 2008. Please refer to Form 8-K, filed on May 8, 2008. A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K. The following description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the filed Agreement.

The Tejon Ranch Company (TRC) and Audubon California, the Endangered Habitats League, Natural Resources Defense Council, Planning and Conservation League and Sierra Club (the Resource Groups) have reached agreement to preserve permanently up to 240,000 acres of the 270,000-acre Tejon Ranch – approximately 90% of the entire Ranch. Effective immediately, without regard to the timing of any development on the remainder of the Ranch, the conserved lands will be managed to preserve natural resource values by the newly formed, independent Tejon Ranch Conservancy. The key provisions of the Agreement are as follows:

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The Resource Groups are assured, as of the date of execution of the Agreement, and at no cost to taxpayers, of the permanent preservation of approximately 178,000 acres of the Ranch through the phased recordation of conservation easements.

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The Resource Groups have been granted options, which can be exercised until December 31, 2010, to acquire the development rights over five parcels comprising an additional 62,000 acres of the Ranch, with the option price for each parcel established pursuant to an independent appraisal commissioned in accordance with California state law. Once these options are exercised, the total amount of conserved lands would be approximately 240,000 acres. As of execution of the Agreement, no development is permitted on these optioned areas until and unless the option period expires, and even then development would not occur if a subsequent conservation arrangement is accepted by the parties.

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The Agreement does not authorize development. For any development project TRC wishes to pursue on the approximately 30,000 acres not subject to conservation under the Agreement, TRC will be required to seek applicable approvals, including the completion of all environmental review and permitting processes to develop the Centennial, Tejon Mountain Village and Grapevine projects in compliance with all laws, regulations and standards. The entitlement process consists of extensive public review and public hearing processes, including Environmental Impact Reports and numerous agency approvals for each project. Frequent opportunities for public involvement, review, comment and testimony on the three planned projects will be available.

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The Agreement requires that TRC propose a suite of environmental protection and sustainability requirements as part of each project to address traffic, air quality, climate change and other important issues.

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The protection and stewardship of the conserved lands is assured, from the date of execution of the Agreement, by the creation and funding of the independent Tejon Ranch Conservancy, a nonprofit public benefit corporation to be qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code. The Conservancy has a twelve-member Board with four independent directors, four appointed by the Resource Groups and four by TRC.

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To ensure that the public will be able to use and enjoy the conserved lands, the Agreement guarantees significant public access to Tejon Ranch, to be defined in a public access plan developed and implemented by the Conservancy. Public access will include realignment of 37 miles of the Pacific Crest Trail on approximately 10,000 acres through the heart of the Ranch and docent-led tours to Bear Trap Canyon. The parties have also agreed to work cooperatively with state officials to create a major new state park on the Ranch, encompassing nearly 50,000 acres.

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The Agreement was reached after two years of careful scientific analysis and intense negotiations between TRC, its partners and the Resource Groups. All parties believe that the Agreement provides for a far better conservation outcome than the typical project-specific permitting and protracted litigation methods most often used in development and conservation disputes.

A more detailed description of the key provisions of the Agreement follows:

Conserved Lands

•	Management Plan. Under the Agreement, all conserved lands will be managed pursuant to a Ranch-Wide Management Plan that will be developed by TRC and the Conservancy.

•	Dedicated Conservation Areas. TRC will permanently protect approximately 178,000 acres through a combination of dedicated conservation easements and designated project open spaces.

•	A conservation easement of up to 10,000 acres will be dedicated to allow for realignment of 37 miles of the Pacific Crest Trail through the Ranch.

•	An additional 33,000 acres of open space areas within the permitted project areas will be designated as part of the project development process.

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Conservation easements over the remaining 135,000 acres will be dedicated in six phases as TRC receives development approvals, with all dedications to occur within 30 years from final approval of the first project.

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Prior to these dedications, no unauthorized development will be permitted in the conservation areas. Grazing, game management and other existing ranch activities will continue in accordance with the Ranch-Wide Management Plan.

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Acquired Conservation Areas. TRC will provide separate options for the Resource Groups to purchase development rights, through acquisition of conservation easements, for five separate Acquisition Areas, totaling an additional 62,000 acres.

•	The option period for each option expires December 31, 2010 with defined extensions if certain criteria are met.

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Conservation easements for each Acquisition Area may be acquired separately and in any order provided that the conservation easement covering the Bi-Centennial parcel can be acquired only after the conservation easements covering the Old Headquarters, Tri-Centennial and White Wolf parcels are acquired.

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The purchase price for each Acquisition Area conservation easement will be the appraised fair market value of such conservation easement. An appraisal process to establish the acquisition price for each Acquisition Area conservation easement will be conducted by the State of California pursuant to all applicable laws and regulations. Should the State elect not to appraise one or more of the Acquisition Areas, an independent appraisal process would take place for those areas.

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During the option period, no unauthorized development will be permitted in the Acquisition Areas. Grazing, game management and other Ranch activities will continue in accordance with the Ranch-Wide Management Plan.

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In the event there are Acquisition Areas for which conservation easements have not been purchased at the end of the option period, the Resource Groups and TRC will meet and confer to discuss alternatives for purchasing conservation easements covering these areas.

•	Public Access. The parties will commit to work with the appropriate stakeholders to provide opportunities for significant public access and community education programs on the conserved lands.

•	State Park. The Resource Groups and TRC will work with the Conservancy and the California State Parks Department towards creation of a State Park within the conserved lands.

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Pacific Crest Trail. TRC will work with the Conservancy, the US Forest Service and the Pacific Crest Trail Association to provide an easement on conserved lands to realign a 37-mile segment of the Pacific Crest Trail through the Ranch.

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University of California Natural Reserve. The Conservancy will work with the University of California Natural Reserve System to determine whether certain conserved lands may be viable for a future UC Natural Reserve.

Tejon Ranch Conservancy

•	Independent Conservancy. The Conservancy has been created as a nonprofit public benefit corporation and will seek qualification as tax-exempt under Section 501(c)(3) of the Internal Revenue Code.

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The Conservancy will be governed by a twelve member board consisting of four members appointed by the Resource Groups, four members appointed by TRC and four independent members jointly appointed by the Resource Groups and TRC during the first three years and by the Conservancy Board thereafter.

•	The Conservancy expects to hire experienced staff with expertise in land trust administration, conservation biology and open space land management.

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Ranch-Wide Stewardship. The Conservancy will bring together the expertise of leading experts in conservation, natural resource management and business interests to further develop the framework for stewardship of the conserved lands.

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The Conservancy’s mission is to preserve, enhance and restore the native biodiversity and ecosystem values of the Tejon Ranch and Tehachapi Range for the benefit of California’s future generations. The Conservancy will work collaboratively with TRC to promote long-term, science-based stewardship of this historic 270,000-acre property to provide for public enjoyment through educational programs and public access.

•	The Conservancy will adopt, update, monitor and enforce implementation of the Ranch-Wide Management Plan, which will be applicable to all conserved lands.

•	The Conservancy will manage and monitor natural resource mitigation activities on conserved lands and will hold all conservation easements, subject to regulatory agency approval, if required.

•	The Conservancy will receive and allocate conservation fees and other sources of funding.

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The Conservancy will oversee managed public access to conserved lands and will provide interpretive and environmental education programs for the local communities, focusing in particular on underserved populations.

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Conservancy Funding. Funding for the Conservancy will be assured through a combination of advances from TRC and payment of conservation fees collected at the time of initial sales and resales of residential units within current development areas.

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A conservation fee covenant will be recorded encumbering the development projects of Centennial, Tejon Mountain Village and Grapevine. The covenant shall provide for a fee, payable in perpetuity, equal to one quarter percent (.25%) of the retail sales price of each covered transaction, which generally includes initial sales and resales of custom lots and single family attached and detached homes and excludes units designated as affordable.

•	Prior to the receipt of conservation fees by the Conservancy, TRC will advance amounts necessary to adequately fund the Conservancy, as described below.

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For the 2008 calendar year, TRC advances will total $820,000 and for 2009 and 2010, TRC annual advances will be $1,070,000. The advances for these first three years include a total of $1,100,000 for costs of Conservancy formation and for costs associated with securing funding for acquisition of the conservation easements for the five Acquisition Areas.

•	For calendar years 2011 through 2014, which may be extended to 2021 if conservation easements for at least four Acquisition Areas are purchased, TRC annual advances will be $800,000.

•	Two years before the Conservancy first takes responsibility to manage and monitor natural resource mitigation activities on the conserved lands, the TRC annual advance will be increased to $1,500,000.

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In the year the Conservancy first takes responsibility to monitor and maintain natural resource mitigation, the TRC annual advance will be adjusted to $1,500,000 plus the actual mitigation costs for each year.

•	In future years, conservation fees in excess of amounts required to meet the Conservancy’s core obligations will be used to repay TRC advances without interest.

Management of Conserved Lands

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Public Access. Public enjoyment of the conserved lands is a high priority to TRC, the Resource Groups and the Conservancy. TRC commits to work with the Conservancy to establish and implement a public access plan to conserved lands that encourages and facilitates public access, including public access opportunities for underserved populations. The public access plan will also provide for docent-led tours to Bear Trap Canyon.

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Ranch-Wide Management Plan (RWMP). The RWMP will be developed by TRC and the Conservancy to identify and assess natural resource and conservation attributes of the conserved lands in order to develop sustainable stewardship management strategies that provide for protection and enhancement of natural resource values and appropriately managed existing ranch uses.

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Development and Implementation. TRC and the Resource Groups have jointly developed policy-level guiding principles that will be used by TRC and the Conservancy to develop a detailed and comprehensive RWMP. TRC will work with the Conservancy to draft and implement an interim RWMP within one year and the initial RWMP within five years.

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Identification of Conservation Values and Existing Ranch Uses. The RWMP will identify natural resources and conservation values of the conserved lands as well as opportunities to protect, enhance and restore identified resources and values. In addition, the RWMP will establish best management practices for continued use of the conserved lands for existing ranch uses.

•	Current Stewardship. During an initial 5-year period, the RWMP will focus on preservation of existing conservation values by maintaining baseline conditions.

•	Restoration and Enhancement. After the initial period, the RWMP will include programs, funded by the Conservancy, for restoring and enhancing the natural values of the conserved lands.

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Core Activities. TRC will be permitted to continue certain core activities on conserved lands without interference (e.g. comply with obligations pursuant to existing leases and easements, perform natural resource mitigation, comply with applicable laws).

•	Existing Ranch Uses. TRC will be permitted to continue certain existing uses on conserved lands, subject to the stewardship and adaptive management standards in the RWMP.

•	Grazing, game management and filming activities will generally be permitted ranch-wide.

•	Farming, sand and gravel mining and oil and gas extraction activities will be permitted within existing areas and defined expansion areas.

Permitted Development

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Permitted Developments. TRC will proceed through the process to entitle and develop the three new projects of Centennial, Tejon Mountain Village and Grapevine on less than 30,000 acres, exclusive of designated project open spaces, on the southwestern portion of the property, within designated development envelopes and subject to local, state and federal approvals.

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Project Design Measures. Centennial, Tejon Mountain Village and Grapevine will be required to incorporate specific design measures in its entitlement applications to minimize impacts on the environment (e.g. energy reduction requirements in excess of Title 24 standards, construction waste recycling, onsite shuttle bus systems connecting to regional routes, environmental education outreach programs).

•	Non-Opposition. The Resource Groups will refrain from opposing the entitlements, approvals and agency applications for the proposed development projects and for other permitted uses.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

10.27	Conservation and Land Use Map

10.28	Tejon Ranch Conservation and Land Use Agreement, plus Agreement exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tejon Ranch Co.
Date	June 23, 2008	(Registrant)

/s/ Allen E. Lyda
(Signature)
		Name:	Allen E. Lyda
		Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.27	Conservation and Land Use Map

10.28	Tejon Ranch Conservation and Land Use Agreement, plus Agreement exhibits